AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

October 6, 2022

ETF Counsel
The Vanguard Group, Inc. Legal Department, V26 400 Devon Park Drive Wayne, PA 19087

RE: Removal of Investing Company and its series from Fund of Funds Investment Agreement Dear Sirs and Madams:
This letter will confirm an amendment (“Amendment”) to the agreement dated as of January 19, 2022, between GPS Funds I, GPS Funds II and Savos Investments Trust (each an “Investing Company”), on behalf of itself and each of its separate series, severally and not jointing (each, an “Investing Fund”), and the Vanguard Funds, severally and not jointly, (each, a “Vanguard Fund” and together with the Investing Funds, the “Funds”), listed on Schedule A.

WHEREAS, the Investing Companies and the Vanguard Funds (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022, as amended (the “Agreement”), each on behalf of its separate series listed on Schedule A of the Agreement, severally and not jointly;

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and the Vanguard Funds pursuant to Section 6 of the Agreement;

WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 6 of the Agreement;

WHEREAS, Section 7 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the Vanguard Funds pursuant to Section 6(b) of the Agreement, effective as of November 28, 2022. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between GPS Funds I and GPS Funds II and the Vanguard Funds shall remain in full force and effect.

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2.In accordance with the forgoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

3.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written above.

GPS Funds I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Savos Investment Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Vanguard Funds, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Michael Drayo
Name:	Michael Drayo
Title	Assistant Secretary

SCHEDULE A
List of Funds to Which the Agreement Applies
Effective Date: November 28, 2022

Investing Funds	Vanguard Funds*
GPS Funds	Vanguard Admiral Funds
GuideMark Large Cap Core Fund	Vanguard S&P 500 Value Index Fund
GuideMark Emerging Markets Fund	Vanguard S&P 500 Growth Index Fund
GuideMark Small/Mid Cap Core Fund	Vanguard S&P Mid-Cap 400 Index Fund
GuideMark World ex-US Fund	Vanguard S&P Mid-Cap 400 Value Index Fund
GuideMark Core Fixed Income Fund	Vanguard S&P Mid-Cap 400 Growth Index Fund
Vanguard S&P Small-Cap 600 Index Fund
GPS Funds II	Vanguard S&P Small-Cap 600 Value Index Fund
GuidePath Growth Allocation Fund	Vanguard S&P Small-Cap 600 Growth Index Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund	Vanguard Bond Index Funds
GuidePath Absolute Return Allocation Fund	Vanguard Short-Term Bond Index Fund
GuidePath Multi-Asset Income Allocation Fund	Vanguard Intermediate-Term Bond Index Fund
GuidePath Flexible Income Allocation Fund	Vanguard Long-Term Bond Index Fund
GuidePath Conservative Income Fund	Vanguard Total Bond Market Index Fund
GuidePath Income Fund	Vanguard Ultra-Short Bond ETF
GuidePath Growth and Income Fund
Vanguard Charlotte Funds
Vanguard Total International Bond Index Fund

Vanguard Fixed Income Securities Funds
Vanguard High-Yield Corporate Fund (Investor Shares and Admiral Shares)

Vanguard Index Funds
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Growth Index Fund
Vanguard Large-Cap Index Fund
Vanguard Mid-Cap Growth Index Fund
Vanguard Mid-Cap Index Fund
Vanguard Mid-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Value Index Fund
Vanguard Total Stock Market Index Fund

* Unless otherwise noted, this Agreement applies only to the ETF share class of each Vanguard Fund listed in Schedule A.

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Investing Funds	Vanguard Funds*

Vanguard International Equity Index Funds
Vanguard Emerging Markets Stock Index Fund
Vanguard European Stock Index Fund
Vanguard FTSE All-World ex-US Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Total World Stock Index Fund
Vanguard FTSE All World ex-US Small-Cap Index Fund
Vanguard Global ex-U.S. Real Estate Index Fund

Vanguard Malvern Funds
Vanguard Short-Term Inflation-Protected Securities Index Fund

Vanguard Municipal Bond Funds
Vanguard Tax-Exempt Bond Index Fund

Vanguard Scottsdale Funds
Vanguard Short-Term Treasury Index Fund
Vanguard Intermediate-Term Treasury Index Fund
Vanguard Long-Term Treasury Index Fund Vanguard Short-Term Corporate Bond Index Fund
Vanguard Intermediate-Term Corporate Bond Index Fund
Vanguard Long-Term Corporate Bond Index Fund
Vanguard Mortgage-Backed Securities Index Fund
Vanguard Russell 1000 Index Fund
Vanguard Russell 1000 Value Index Fund
Vanguard Russell 1000 Growth Index Fund
Vanguard Russell 2000 Index Fund
Vanguard Russell 2000 Value Index Fund
Vanguard Russell 2000 Growth Index Fund
Vanguard Russell 3000 Index Fund

Vanguard Specialized Funds
Vanguard Dividend Appreciation Index Fund
Vanguard Real Estate Index Fund

* Unless otherwise noted, this Agreement applies only to the ETF share class of each Vanguard Fund listed in Schedule A.

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Investing Funds	Vanguard Funds*

Vanguard STAR Funds
Vanguard Total International Stock Index Fund
Vanguard Tax-Managed Funds
Vanguard Developed Markets Index Fund
Vanguard Wellington Fund
Vanguard U.S. Minimum Volatility ETF
Vanguard U.S. Momentum Factor ETF
Vanguard U.S. Multifactor ETF
Vanguard U.S. Quality Factor ETF
Vanguard U.S. Value Factor ETF
Vanguard Whitehall Funds
Vanguard High Divided Yield Index Fund
Vanguard Emerging Markets Government Bond Index Fund
Vanguard International Dividend Appreciation Index Fund
Vanguard International High Dividend Yield Index Fund
Vanguard World Fund
Vanguard Communication Services Index Fund
Vanguard Consumer Discretionary Index Fund
Vanguard Consumer Staples Index Fund
Vanguard Energy Index Fund
Vanguard ESG International Stock ETF
Vanguard ESG U.S. Corporate Bond ETF
Vanguard ESG U.S. Stock ETF
Vanguard Extended Duration Treasury Index Fund
Vanguard Financials Index Fund
Vanguard Health Care Index Fund
Vanguard Industrials Index Fund
Vanguard Information Technology Index Fund
Vanguard Materials Index Fund
Vanguard Mega Cap Index Fund
Vanguard Mega Cap Growth Index Fund
Vanguard Mega Cap Value Index Fund
Vanguard Utilities Index Fund

* Unless otherwise noted, this Agreement applies only to the ETF share class of each Vanguard Fund listed in Schedule A.

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